AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2006


                                                     REGISTRATION NO. 333-128399


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                                 Amendment No. 5



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                                   CDOOR CORP.
                (Name Of Registrant As Specified In Its Charter)

           Delaware                      1081                 20-1945139

-------------------------------    ----------------        ----------------
(State or other jurisdiction of   (Primary Standard        (I.R.S. Employee
incorporation or organization)        Industrial          Identification No.)
                                 Classification Code)


                             20A Rehov Sharei Torah
                          Bayit Vegan, Jerusalem 96387
                                011972-2-6432875

        (Address and telephone number of principal executive offices and principal place of business)

                    Lavi Krasney, Principal Executive Officer
                                   CDOOR CORP.
                             20A Rehov Sharei Torah
                          Bayit Vegan, Jerusalem 96387

                                   Copies to:


                             Michael S. Krome, Esq.
                                  8 Teak Court
                           Lake Grove, New York 11755
                                 (631) 737-8381
                              (631) 737-8382 (Fax)


                        ---------------------------------

      Approximate date of proposed sale of the securities to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE
===============================================================================================
Title of Each                             Proposed Maximum     Proposed Maximum     Amount of
Class of Securities       Amount to be   Offering Price Per   Aggregate Offering   Registration
to be Registered           Registered       Security(1)             Price             Fee(3)
-----------------------------------------------------------------------------------------------
Shares of common stock,
$.001 par value (2)          1,000,000                 $.10             $100,000         $11.77

Total                        1,000,000                 $.10             $100,000         $11.77
===============================================================================================



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933.

(2) Consists solely of 1,000,000 shares of common stock being registered for sale in a direct public offering by Cdoor Corp. (the "Company").

(3) The registration fee was previously paid via electronic transfer.


                        ---------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS        Subject To Completion, Dated February 2, 2006




     The information in this prospectus is not complete and may be changed.

                                   CDOOR CORP.


                        1,000,000 SHARES OF COMMON STOCK


The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof,(which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $100,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by Asher Zwebner, one of our officers and directors. He will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.


                           PRICE       UNDERWRITING DISCOUNTS     PROCEEDS
                         TO PUBLIC    DISCOUNTS OR COMMISSIONS   TO COMPANY(*)
                         ----------   ------------------------   ----------
Per share as offered          $0.10             None                  $0.10
by Cdoor

Total number of shares     $100,000             None                    100%
offered by Cdoor
(1,000,000)
-----------
(*) We may not receive any proceeds from this offering

                                ----------------

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                                ----------------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


      The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Cdoor Corp., with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 The date of this prospectus is February 2, 2006

                               PROSPECTUS SUMMARY


      The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.


                                   Our Company

      We are a development stage company and currently own one patent (Patent No. 5,074,073) for a "Car Door Safety Feature Device". The patent is a safety feature related to the development of an injury-preventing system for doors of automobiles comprising a radiation emitter for emitting electromagnetic radiation, detectors for detecting the electromagnetic radiation thus preventing car doors from closing on a persons' hand, finger or leg. The Company's principal business plan is to develop a prototype of the patent and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market the safety system.

      We were incorporated in Delaware on November 18, 2004. Our principal offices are located at 20A Rehov Sharei Torah, Bayit Vegan, Jerusalem 96387. Our telephone number is 011972-2-6432875. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711 and our registered agent is Delaware Intercorp. All references to "we," "us," "our," or similar terms used in this prospectus refer to Cdoor Corporation.


      Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not received any revenues to date, we do not yet have any products available for sale and we have not yet produced a prototype of our proposed product.

                           OUR DIRECT PUBLIC OFFERING


We are offering for sale up to a maximum of 1,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all of the shares offered by us are purchased, the proceeds before deducting expenses of the offering will be up to $100,000.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.


The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

                                  THE OFFERING
                                ----------------

Total shares of common
stock outstanding prior
to the offering                 2,000,000 shares

Shares of common stock
being offered by us             1,000,000  shares

Total shares of common
stock outstanding
after the offering              3,000,000 shares


Gross proceeds:                 Gross proceeds from the sale of up to 1,000,000
                                shares of our common stock will be $100,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a prototype device.

Risk Factors                    There are substantial risk factors involved in
                                investing in our company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors".


This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best effort basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA


This table summarizes our operating data and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

                                      FOR THE PERIOD FROM
                                       NOVEMBER 18, 2004     NINE MONTHS
                                            THROUGH             ENDED
                                         DECEMBER 31,       SEPTEMBER 30,
                                          2004                   2005
                                        -------                --------
INCOME STATEMENT:

Total  Revenue                         $     0                $      0

Total Operating Expenses               $ 2,610                $(24,067)

Comprehensive Income ( Net Loss)       $(2,610)               $(24,067)

Balance Sheet:
                                                  DECEMBER 31, 2004
                                                  -----------------
Cash                                                 $  1,000

Current assets                                       $  1,000

Total Assets                                         $ 15,390

Current Liabilities                                  $  6,000

Total Liabilities and Shareholders' Equity           $ 15,390

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:


We have had losses and such losses may continue, which may negatively impact our ability to achieve our business objectives.

      We had no revenue for the year ended December 31, 2004 and no revenue to date since our inception. As of September 30, 2005, we had a working capital deficiency of $49,607 and incurred a loss of $22,217 for the three months period and loss of $24,067 for the nine month period. We have no operating history upon which an evaluation of our future success or failure can be made. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to develop a prototype of our car door safety device, manufacture and sell our product.


      Our auditors have issued an opinion which includes a statement describing our going concern status and, as such, we may not be able to achieve our objectives and may have to suspend or cease operations.


      Our auditors have issued an opinion which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We believe that if we do not raise at least $25,000 from our offering, we may have to suspend or cease operations within twelve months.


If we are unable to obtain funding for development of a prototype, we will have to delay development of our prototype or go out of business, which will result in the loss of your investment.


      We have not yet developed a prototype for our car door safety device. As such, if we are unable to raise at least $25,000 we will not have the funds necessary to engage a manufacturing company to work with us to develop a prototype device. If we are only able to raise $25,000, we believe we will have funds available to produce a prototype of our device, but we believe we will need an additional $50,000 in order to further bring the product to market. Since there is no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence its operations.

Because Messrs, Zwebner and Krasney have no experience in running a company that sells car safety devices, they may not be able to successfully operate such a business which could cause you to lose your investment.

      We are a start-up company and we intend to market and sell a car door safety device product. Messrs., Zwebner and Krasney, our current officers, have effective control over all decisions regarding both policy and operations of our company with no oversight from other management. Our success is contingent upon these individuals ability to make appropriate business decisions in these areas. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and an investor from obtaining a return on his investment in us.

Potential competitors, some of whom may have greater resources and experience than we do, may develop products and offer services that may cause demand for, and the prices of, our products to decline.

      Although we are not aware of any other company that has developed, manufactured or marketed a device in the car door safety market, should any number of car manufacturers decide to invent such a car door safety device, we may not be able to compete with them. A large car manufacturer that decides to compete with us would have greater access to capital and may be able to produce a product that is less expensive than ours, thus causing any potential sales of our product to decline.

Because Mr. Krasney and Mr. Zwebner have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

      Our officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Messrs. Zwebner and Krasney, our current officers, intend to only devote approximately 7 hours per week to our business activities. Subsequently to this offering we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that our officers engage in our business activities on a full-time basis, thereby causing Messrs. Zwebner and Krasney a conflict of interest.

We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.

      Our success will also depend in part on our ability to develop commercially viable products without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our car door safety device in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

Our patent expires in two and a half years. If we are unable to renew or extend the expiration date of our patent, our competitors may manufacture a similar competing product.

      Our patent for our car door safety device expires on December 24, 2008. Once our patent expires, competitors may manufacture a similar competing product and such product may be made available to the market at a purchase price less than what we are able to offer our product for sale. They may also be able to bring a product to market earlier than we are able to, if at all. After our patent expires we may not have any legal position to force others to cease and desist from producing and marketing a product using our ideas and technology. Should this occur we may be forced to cease doing business.

You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident directors and officers.

      Our operations are in Israel. Our directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us, them or our or their directors or executive officers in United States courts. In addition, the courts in the countries in which we are organized or located may not permit lawsuits of the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our company rather than a domestic company because of greater potential difficulties in bring lawsuits or, if successful, collecting judgments against these persons as opposed to domestic persons or entities.

Because we are not making provisions for a refund to investors, you may lose your entire investment.

      Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for a refund to an investor. We will utilize all amounts received from newly issued stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

RISKS RELATING TO OUR COMMON STOCK:

We may, in the future, issue additional shares of our common stock which would reduce investors percent of ownership and may dilute our share value. We do not need shareholder approval to issue additional shares.

      Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:


      o that a broker or dealer approve a person's account for transactions in penny stocks; and


      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:


      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

      We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.


      The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

      There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

The offering price of $.10 per share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business.

      The offering price of $.10 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

If we sell 1,000,000 shares of our common stock, our principal stockholders will still control 66% of our common stock, thus investors will have limited or no participation in our business affairs.

Currently, our principal stockholders, Messrs. Zwebner and Krasney, own an aggregate of 2,000,000 shares of our common stock. As a result, they will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, the stockholders will be able to elect all of the members of our Board of Directors, which will allow the stockholders to significantly control our affairs and management. Messrs Zwebner and Krasney will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

                                 USE OF PROCEEDS

This offering has no minimum offering amount and is being made by on a best efforts basis. The net proceeds available to us from the sale of the shares in this offering are estimated to be approximately $89,000 if the maximum offering is sold, after deducting offering expenses (estimated to be $11,000). The intended use of the net proceeds at various funding levels as percentages of the maximum offering is outlined below. We may not receive any proceeds in this offering if we are unable to obtain investors.


                                  PERCENT OF NET PROCEEDS RECEIVED (1)
----------------------------------------------------------------------
                                       25%      50%      75%     100%
----------------------------------------------------------------------
                                       $        $        $        $

Working capital                           0    5,000   10,000   15,000

Prototype development costs (2)      14,000   34,000   45,000   50,000

Sales and marketing                       0        0    9,000   24,000
----------------------------------------------------------------------
  TOTAL                              14,000   39,000   64,000   89,000
----------------------------------------------------------------------



(1)   This table excludes estimated offering expenses of $11,000.

(2) Depending upon the success, if any, of our offering, the funds that we raise will be utilized to develop several variations of our patented product: (i) if we are able to utilize $14,000 for development of a product, we intend to produce a single car door safety unit that will be geared for sale on an off-the-shelf basis; (ii) if we are able to utilize $34,000 for development of a product, we intend to develop a prototype that is a four door mechanism to be installed by car distributors as a complete set; (iii) if we are able to utilize $45,000 for development of a product, we intend to produce a four door mechanism to be built into vehicles by car manufacturers and (iv) if we are able to utilize $50,000 for development of a product, we intend to add a feature that allows our safety device to sound an alarm when potential items or body parts are in danger of having the door closed on them.

      The offering scenarios presented above are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.


      In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

                                 DIVIDEND POLICY

      We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors.

Cdoor Corp.      UPDATED FOR COMMENTS RECEIVED JANUARY 13, 2006


Dilution

As of September 30, 2005, the Company had a pro forma net tangible book value of approximately (49,607) or ($0.0248) per share of common stock outstanding. Net tangible book value equals the tangible net worth of the company (total tangible assets less total liabilities) divided by the number of shares of common stock outstanding. After giving effect to the sale of the Company of shares of common stock at various levels of proceeds as presented in this offering at the initial offering price of $0.10 per share, after deducting estimated offering expenses (of which $11,000 of related expenses have been incurred prior to September 30, 2005), the pro forma net tangible book value of the Company and amount per share as of September 30, 2005, would have been approximately as presented in the table below. The following table illustrates the per share dilution at various levels of proceeds from the offering.



                                                                            Assumed Net Proceeds Raised Under Offering
                                                            ---------------------------------------------------------------------
                                                            $         89,000    $     64,000    $       39,000    $        14,000
                                                            ----------------    ------------    --------------    ---------------

Assumed initial public offering price (1)                   $           0.10    $       0.10    $         0.10    $          0.10
                                                            ----------------    ------------    --------------    ---------------

Pro forma net tangible book value before the offering       -$        0.0248    -$    0.0248    -$      0.0248    -$       0.0248
Increase attributable to new investors                                0.0379          0.0300            0.0206             0.0090
                                                            ----------------    ------------    --------------    ---------------
Pro forma net tangible book value after the offering                  0.0131          0.0052    -       0.0042    -        0.0158
                                                            ----------------    ------------    --------------    ---------------
Dilution per share to new investors                                   0.0869          0.0948            0.1042             0.1158
                                                            ================    ============    ==============    ===============

Shares purchased:
  Existing stockholders                                            2,000,000       2,000,000         2,000,000          2,000,000
  New investors                                                    1,000,000         750,000           500,000            250,000
                                                            ----------------    ------------    --------------    ----------------
     Total                                                         3,000,000       2,750,000         2,500,000          2,250,000
                                                            ================    ============    ==============    ================

Percentage:
  Existing stockholders                                                   67%             73%               80%                89%
  New investors                                                           33%             27%               20%                11%
                                                            ----------------    ------------    --------------    ---------------
     Total                                                               100%            100%              100%               100%
                                                            ================    ============    ==============    ===============

Total consideration
  Existing stockholders                                     $          2,000    $      2,000    $        2,000    $         2,000
  New investors                                                      100,000          75,000            50,000             25,000
                                                            ----------------    ------------    --------------    ---------------
     Total                                                  $        102,000    $     77,000    $       52,000    $        27,000
                                                            ================    ============    ==============    ===============

Percentage:
  Existing stockholders                                                    2%              3%                4%                 7%
  New investors                                                           98%             97%               96%                93%
                                                            ----------------    ------------    --------------    ---------------
     Total                                                               100%            100%              100%               100%
                                                            ================    ============    ==============    ===============

Average price per share:
  Existing stockholders                                     $          0.001    $      0.001    $        0.001    $         0.001
  New investors                                                         0.10            0.10              0.10               0.10



(1) Represents the initial public offering price per share of common stock before deducting Offering expenses payble by the Company.

SECURITY  HOLDERS

      At September 15, 2005 there were 2,000,000 shares our common stock outstanding which were held by two stockholders. All of the shares we have issued since our inception are restricted.

                                  OUR BUSINESS

General Development

      We are a development stage company and currently own one patent (patent No. 5,074,073) for a "Car Door Safety Feature Device". The patent is a safety feature related to the development of an injury-preventing system for doors of automobiles comprising a radiation emitter for emitting electromagnetic radiation, detectors for detecting the electromagnetic radiation thus preventing car doors from closing on a persons' hand, finger or leg. The Company's principal business plan is to develop a prototype of the patent and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market the safety system.

      We were incorporated in Delaware on November 18, 2004. Our principal offices are located at 20A Rehov Sharei Torah, Bayit Vegan, Jerusalem 96387. Our telephone number is 011972-2-6432875.


      For the nine month period ended September 30, 2005 we had a net loss of $24,067.


Business Summary and Background

      We believe that automobile doors pose an ever-present risk of causing substantial danger to people, especially children's, hands and/or fingers as a result of accidental slamming of the automobile door while a person's hands or fingers are in the way. Existing automobiles have not been constructed to prevent such injury when doors are closed manually.


      In December 2004, we acquired one patent related to the development of an injury-preventing system for automobiles comprising a radiation emitter for emitting electromagnetic radiation, detectors for detecting the electromagnetic radiation and an electronic control circuit which is designed to sense any disruption in the impingement of the electromagnetic radiation on the detectors. The system is located to monitor the space normally occupied by an automobile door. When impingement of the electromagnetic radiation on the detectors is disrupted, as by the placement of a person's hand in the space normally occupied by the automobile door, the electrical circuit activates a mechanical device, for example a solenoid, which places a small rubber rod in the path of the closing door, causing the door to bounce off the rod without closing, avoiding injury to the hand of the person.

      In more simple terms, the purpose of the patented product is to protect car passengers or those entering or exiting cars from being injured as the door closes. This device will sense an object, such as a person's hand, in the opening and immediately place a small rubber rod in the path of the closing door so that the door will not be able to close and will therefore not cause, or limit the extent of, injury.

      We intend to produce a prototype of this invention in order to either begin manufacturing and selling the invention, or licensing the technology to a third party for them to manufacture it. Logical partners in this invention may include any (or all) car manufacturers, large rental corporations and even organizations promoting automobile safety. We also intend to market our product to individuals so that they can install the device on care already owned.

Third-party manufacturers.

      We will rely on third parties to manufacture the prototype of our car door safety device. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our device as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our car door safety device.

Intellectual Property

      On December 14, 2004 we acquired the rights to Patent No. 5,074,073 from Asher Zwebner, the patent owner. The Patent was granted to Asher Zwebner by the United States Patent and Trademark Office on December 24, 1991 and is scheduled to expire on December 24, 2008. As consideration for such assignment, we have agreed to pay Mr. Zwebner 10% of all royalties we receive from the sale and marketing of our product.

Competition

      Although we are not aware of any other company that has developed, manufactured or marketed a device in the car door safety market, should any number of car manufacturers decide to invent such a car door safety device, we may not be able to compete with them. A large car manufacturer that decides to compete with us would have greater access to capital and may be able to produce a product that is less expensive than ours, thus causing any potential sales of our product to decline.

Employees

      Other than our current officers, Messrs Krasney and Zwebner, we have no other full time or part-time employees. If and when we develop a prototype for our car door safety device and are able to begin manufacturing and marketing, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent


      We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501.


Research and Development.

      We are not currently conducting any research and development activities. If we are able to raise funds in this offering, we do intend to do research concerning our car door safety device and how to develop a prototype model.

Properties

      Our Principal executive offices are located at 20A Rehov Sharei Torah, Bayit Vegan, Jerusalem 96387. This location is also the residence of Mr. Zwebner and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

      We are not aware of any pending or threatened lawsuits against us.

Management's Discussion and Analysis or Plan of Operation.

      You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

      We are a development stage company and currently own one patent (patent No. 5,074,073) for a "Car Door Safety Feature Device". The patent is a safety feature related to the development of an injury-preventing system for doors of automobiles comprising a radiation emitter for emitting electromagnetic radiation, detectors for detecting the electromagnetic radiation thus preventing car doors from closing on a persons' hand, finger or leg. The Company's principal business plan is to develop a prototype of the patent and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market the safety system.


      Although we have not yet engaged a manufacturer to begin work on our prototype Car Door Safety Feature Device, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately three months to construct a basic prototype of our patented product. If and when we have viable prototype, depending on our availability of funds, we estimate that we would need approximately an additional four to six months to bring this product to market. Our objective would be to either market the product as an off-the-shelf device and/or to license the product to car manufacturers and have them install the device in the cars they produce.

      If less than $25,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell or cease operations. We do not have any plans, arrangements or agreements to sell or merge our Company.

      Our auditors have issued an opinion which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise cash from sources other than the actual sale of the product. We must raise cash to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months.

FUNDING AT THE 25% LEVEL

If we receive net proceeds of $14,000, which is the approximate net amount we would receive if we raised twenty-five percent of the funds we are hoping to raise in this offering, we anticipate using those funds as follows: to enable us to engage a manufacturer to work with us to develop a prototype of our car door safety feature device. We believe that for $14,000 we can engage a manufacturer to develop a single car door safety unit that will be geared for sale on an off-the-shelf basis. However, we will not be able to generate revenue unless we raise at least $75,000 which will allow us to allocate funds to bring our intended product to market. We do not have additional funding sources outside the scope of this offering which means that if we do not obtain the requisite additional funding we would not be able to develop a prototype and may need to cease operations.

FUNDING AT THE 50% LEVEL


If we receive net proceeds of $39,000, which is the approximate net amount we would receive if we raised fifty percent of the funds we are hoping to raise in this offering, we anticipate using those funds for a twelve-month period as follows: (i) $5,000 towards general working capital; and (ii) we would utilize the remaining $34,000 to enable us to engage a manufacturer to work with us to develop a prototype of our car door safety feature device. We believe that for $34,000 we can engage a manufacturer to develop two items (a) a single car door safety unit that will be geared for sale on an off-the-shelf basis, and (b) a prototype that is a four door mechanism to be installed by car distributors as a complete set. We will not be able to generate revenue unless we raise at least $75,000 which will allow us to allocate funds to bring our intended product to market. We do not have additional funding sources outside the scope of this offering which means that if we do not obtain the requisite additional funding we would not be able to develop a prototype and may need to cease operations.


FUNDING AT THE 75% LEVEL


If we receive net proceeds of $64,000, which is the approximate net amount we would receive if we raised seventy-five percent of the funds we are hoping to raise in this offering, we anticipate using those funds for a twelve-month period as follows: (i) $10,000 towards general working capital; (ii) we would utilize $45,000 to enable us to engage a manufacturer to work with us to develop:

      (a) a single car door safety unit that will be geared for sale on an off-the-shelf basis, and

      (b) a prototype that is a four door mechanism to be installed by car distributors as a complete set, and

      (c) a four door mechanism to be built into vehicles by car manufacturers;

(iv) we would utilize the remaining $9,000 for a sales and marketing program in which to market our Car Door Safety Device. Sales and Marketing, depending on the amount of funds we are able to raise and allocate to it, would include advertising in publications and production of brochures of our product, as well as the cost of establishing, upgrading, and maintaining a commercially viable Internet website which we do not yet have.


FUNDING AT THE 100% LEVEL


If we receive net proceeds of $89,000, which is the approximate net amount we would receive if we raised one hundred percent of the funds we are hoping to raise in this offering, we anticipate using those funds for a twelve-month period as follows: (i) $15,000 towards general working capital; and (ii) we would utilize $50,000 to enable us to engage a manufacturer to work with us to develop:

      (a) a single car door safety unit that will be geared for sale on an off-the-shelf basis, and

      (b) a prototype that is a four door mechanism to be installed by car distributors as a complete set, and

      (c) a four door mechanism to be built into vehicles by car manufacturers;

      (d) a feature that allows our safety device to sound an alarm when potential items or body parts are in danger of having the door closed on them;

(iv) we would utilize the remaining $24,000 for a sales and marketing program in which to market our Car Door Safety Device. Sales and Marketing, depending on the amount of funds we are able to raise and allocate to it, would include advertising in publications and production of brochures of the our product, as well as the cost of establishing, upgrading, and maintaining a commercially viable Internet website which we do not yet have.

General working capital

We may be wrong in our above estimates of funds required in order to proceed with our prototype development and general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.


We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise $25,000 we will not have sufficient funds to build a prototype. If we are unable to raise funds, we may attempt to sell the company or file for bankruptcy. We do not have any current intentions, negotiations or arrangements to sell the Company.


We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently issued accounting pronouncements

In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. The adoption of SFAS 150 did not impact our financial position, cash flows or results of operations.

In December 2003, the SEC issued SAB 104. This staff accounting bulletin revises or rescinds certain sections of SAB 101, which gives interpretation guidance about revenue recognition. SAB 104 makes the interpretive guidance of SAB 101 consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 in the fourth quarter of fiscal 2004 did not impact our financial position, cash flows or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information regarding the members of our board of directors and its executive officers as of July 15, 2005:



     Name                  Age         Positions  and  Offices  Held
-----------------         -----        -------------------------------
Lavi Krasney               38          Chief Executive Officer and Director

Asher Zwebner              41          Principal Financial Officer, Treasurer
                                       And Director


      Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

      Our board of directors has no nominating, auditing or compensation committees.

      Lavi Krasney has been our CEO, principal executive officer, and a member of our board of directors since our inception in November 2004. From 1998 to the present, Mr. Krasney has been a director and economist for Otzarot Tarshish Nechasim Vehashkaot LTD, a private company providing international business development and marketing advisory services to Israeli companies. Mr. Krasney received his B.A. from Haifa University School of Economics and Accounting in 1991, and his MBA from Tel Aviv University in 1998.


      Asher Zwebner, has been our treasurer and a member of our board of directors since inception in November 2004. Since May, 2002, Mr. Zwebner has served as the Chief Financial Officer of ForexManage Ltd., a private hi-tech developer of Internet-based foreign exchange and risk management solutions based in Israel. Prior to that, Mr. Zwebner served as the Chief Financial Officer of SMC Ventures.com and for Britannica.com, both private companies located in Israel. From 2000 through 2002, Mr. Zwebner served as a consultant for SMC Ventures, a strategic services firm which provides business consulting services for startup and established companies. From 1995 through 2000 Mr. Zwebner was a senior manager at Kost Forer and Gabbay (a division of Ernst and Young in Israel). Mr. Zwebner is a CPA in Israel and the United States and received a BS Degree in Accounting and Finance from Touro College in 1988.


Involvement in Certain Legal Proceedings

      We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

      Executive Compensation.


      None of our officers or directors have received or earned any compensation or Bonus from us for services rendered to us in fiscal years 2004. We also have not made cash payment for salaries or bonuses in 2005; however, the Company has agreed to accrue compensation in the amount of $10,000 to each Mr. Krasney and Mr. Zwebner for the third quarter of the 2005 fiscal year.

      There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.


      We do not maintain key-man life insurance for any of our executive officers or directors.

Stock Option Plans

      As of September 15, 2005, we have not adopted an employee stock option plan and do not have any options or warrants outstanding.

Employment Agreements

      As of the date of this filing we have not entered into an employment agreement with Mssrs. Krasney or Zwebner to serve as our officers and directors.

Certain Relationships and Related Transactions.


      On December 14, 2004 we acquired the rights to Patent No. 5,074,073 from Asher Zwebner, the patent owner. The Patent was granted to Asher Zwebner by the United States Patent and Trademark Office on December 24, 1991 and is scheduled to expire on December 24, 2008. As consideration for such assignment, we have agreed to pay Mr. Zwebner 10% of all royalties we receive from the sale and marketing of our product.

      From our inception through the period ended September 30, 2005, Mr. Zwebner has loaned the company $12,129 and Mr. Krasney has loaned the company $11,000. Such loan is interest free, has no specified repayment date and is due and payable upon demand. No formal written agreement has been entered into and as of November 10, 2005, and the company has not been requested to repay these amounts.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      (i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. The following table is based upon an aggregate of 2,000,000 shares of our common stock outstanding as of September 15, 2005.

                              Number of Shares of       Percent of
                                 Common Stock          Common Stock
                                 Beneficially          Beneficially
Name of                         Owned or Right        Owned or Right
Beneficial Owner              to Direct Vote (1)    to Direct Vote (1)
---------------------------   -------------------   ------------------
Lavi Krasney                      1,000,000                 50%

Asher Zwebner                     1,000,000                 50%

------------

All directors and executive       2,000,000                100%
 officers as a group
 (two persons)


------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.


                            DESCRIPTION OF SECURITIES


      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 50,000,000 shares of our Common Stock, $0.0001 par value, of which, as of September 15, 2005, 2,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED SHARES

We are not authorized to issue preferred shares of our securities.

                              PLAN OF DISTRIBUTION

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof,(which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.


Our offering price of $.10 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders in December 2004. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over the counter
(OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no marker for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.


We intend to sell the shares in this offering through Asher Zwebner, one of our officers and directors. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

      1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

      2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

      4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
            (a)(4)(iii).

Mr. Zwebner is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

      1.    execute and deliver a subscription agreement

      2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "CDOOR CORP."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS


      The validity of the shares of common stock being offered hereby will be passed upon for us by Michael S. Krome, Esq.


                                     EXPERTS

      Our financial statements at December 31, 2004 appearing in this prospectus and registration statement have been audited by SF Partnership, LLP, independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cdoor Corporation filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.


      We furnish our stockholders with annual reports containing audited financial statements.

                                CDOOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

               NINE MONTHS ENDED SEPTEMBER 30, 2005 AND CUMULATIVE
          FROM INCEPTION (NOVEMBER 18, 2004) THROUGH SEPTEMBER 30, 2005

                                    UNAUDITED






                                    CONTENTS

Balance Sheet                                                                  1

Statements of Operations                                                       2

Statements of Cash Flows                                                       3

Notes to Financial Statements                                              4 - 7

CDOOR CORPORATION
(A Development Stage Company)
Balance Sheet
September 30, 2005



                                                                  September 30,
                                                                           2005
                                                                  -------------
                                                                    (Unaudited)

                                     ASSETS

Other Assets (note 3)                                             $      34,930
                                                                  -------------
Total Assets                                                      $      34,930
                                                                  =============

                                   LIABILITIES

Current Liabilities
  Bank overdraft                                                  $         242
  Accrued liabilities                                                    26,236
  Due to stockholders (note 5)                                           23,129
                                                                  -------------

Total Current Liabilities                                                49,607
                                                                  -------------
Total Liabilities                                                        49,607
                                                                  -------------

                             STOCKHOLDERS' (DEFICIT)

Capital Stock (note 6)                                                      200

Additional Paid-In Capital                                               11,800

(Deficit) Accumulated during the
  development stage                                                     (26,677)
                                                                  -------------
Total Shareholders' Equity                                              (14,677)
                                                                  -------------
Total Liabilities and Stockholders' Equity                        $      34,930
                                                                  =============

    (The accompanying notes are an integral part of this financial statement)

CDOOR CORPORATION
(A Development Stage Company)
Statements of Operations
Nine Months Ended September 30, 2005 and Cumulated from Inception (November 18, 2004) Through September 30, 2005

                                                                       Three                   Nine           November 18,
                                                                      Months                 Months                   2004
                                                                       Ended                  Ended         (Inception) to
                                                               September 30,          September 30,          September 30,
                                                                        2005                   2005                   2005
                                                         -------------------    -------------------    -------------------
                                                                 (Unaudited)            (Unaudited)            (Unaudited)
Revenue                                                  $                --    $                --    $                --
                                                         -------------------    -------------------    -------------------

Expenses
  General and administrative                                             142                    142                  2,142
  Management salaries                                                 20,000                 20,000                 20,000
  Professional fees                                                    1,450                  2,050                  2,550
  Amortization                                                           625                  1,875                  1,985
                                                         -------------------    -------------------    -------------------

Loss from Operations                                                 (22,217)               (24,067)               (26,677)

  Provision for income taxes                                              --                     --                     --
                                                         -------------------    -------------------    -------------------

Net Loss                                                 $           (22,217)   $           (24,067)   $           (26,677)
                                                         ===================    ===================    ===================

Loss per weighted average number of
shares outstanding - basic and diluted                   $              0.01    $              0.01
                                                         ===================    ===================

Weighted average number of shares
outstanding during the period - basic and diluted                  2,000,000              2,000,000
                                                         ===================    ===================


    (The accompanying notes are an integral part of this financial statement)

CDOOR CORPORATION
(A Development Stage Company)
Statements of Cash Flows
Nine Months Ended September 30, 2005 and Cumulated from Inception (November 18, 2004) Through September 30, 2005

                                                               Nine     November 18,
                                                             Months             2004
                                                              Ended   (Inception) to
                                                      September 30,    September 30,
                                                               2005             2005
                                                      -------------    -------------
                                                        (Unaudited)      (Unaudited)
Cash Flows from Operating Activities
  Net loss                                            $     (24,067)   $     (26,677)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Amortization                                              1,875            1,985
    Accrued liabilities                                      21,236           26,236
                                                      -------------    -------------

Net Cash (Used in) Provided by
Operating Activities                                           (956)           1,544
                                                      -------------    -------------

Cash Flows from Financing Activities
  Bank overdraft                                                242              242
  Issuance of common stock for cash                              --            2,000
  Deferred offering costs                                   (22,415)         (26,915)
  Advances from stockholders                                 22,129           23,129
                                                      -------------    -------------

Net Cash Used in Financing Activities                           (44)          (1,544)
                                                      -------------    -------------

Net Decrease in Cash                                         (1,000)              --

Cash - beginning of period                                    1,000               --
                                                      -------------    -------------

Cash - end of period                                  $          --    $          --
                                                      =============    =============

Supplemental Disclosures of Cash Flow Information

Interest and Income Taxes Paid

The company had no cash flows arising from the following:

  Cash paid for interest                              $         142    $         142
                                                      =============    =============
  Cash paid for income taxes                          $          --    $          --
                                                      =============    =============


    (The accompanying notes are an integral part of this financial statement)

CDOOR CORPORATION
(A Development Stage Company)
Condensed Notes to Financial Statements
September 30, 2005
(Unaudited)


1.    Basis of Financial Statement Preparation and Going Concern

      Basis of Financial Statement Presentation

      The accompanying unaudited interim financial statements of CDoor Corp. ("the Company") have been prepared in accordance with accounting principles generally accepted in the United States ("U.S.") ("GAAP") for financial information and the requirements of item 310 (b) of Regulation S-B. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting only of normal recurring adjustments), which, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. The accounting policies used in the preparation of the unaudited financial statements are the same as those described in the Company's audited financial statements prepared in accordance with U.S. GAAP for the year period ended December 31, 2004. There have been no significant changes of accounting policy since December 31, 2004. The results from operations for the period are not indicative of the results expected for the full fiscal year or any future period. The unaudited interim financial statements should be read in conjunction with the audited financial statements for the period ended December 31, 2004.

      Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has been in the development stage since its formation in November 2004 and has not yet realized any revenues from its planned operations. Planned principal activities have not yet begun.

      The Company's ability to continue as a going concern is contingent upon its ability to secure financing, emerge from the research stage, complete product development and attain profitable operations.

      At September 30, 2005, the Company had a working capital deficiency of $49,607 and incurred a loss of $22,217 for the three months period and a loss of $24,067 for the nine months period. The Stockholders have agreed to pay expenses and advance funds as the Company requires until the Company can raise funds pursuant to an SB-2 Registration Statement to be filed with the United States Securities and Exchange Commission. Once the SB-2 Registration Statement is declared effective, Management plans to seek equity financing through a public offering of its common stock. The Company intends to raise $100,000 at $0.10 per share. There can be no assurance, however, that the Company will be successful in its capital formation activities, or if successful, that the amount raised will provide for revenues sufficient to sustain the operations of the Company.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CDOOR CORPORATION
(A Development Stage Company)
Condensed Notes to Financial Statements
September 30, 2005
(Unaudited)


2.    Summary of Significant Accounting Policies

      The accounting policies of the Company are in accordance with U.S. GAAP and their basis of application is consistent with that of the previous period.

            Recent Accounting Pronouncements

            In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards ("SFAS") No. 151, "Inventory Costs, an amendment of the Accounting Review Board (ARB) No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as a current-period charges. In addition, this statement requires that allocation of fixed production overheads to cost of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS No. 151 are effective for inventory costs incurred in fiscal years beginning after June 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's operations or financial position.

            In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost of the employee services is recognized as compensation cost over the period that an employee provides service in exchange for the award. SFAS No. 123R will be effective January 1, 2006 for the Company and may be adopted using a modified prospective method or a modified retrospective method. The Company has not yet completed an analysis to quantify the exact impact the new standard will have on its future financial performance. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

            In  December  2004,  the FASB issued  SFAS No.  153,  "Exchanges  of
            Non-Monetary Assets - an amendment of the Accounting Principles Board (APB) Opinion No. 29" (Statement 153). This statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

CDOOR CORPORATION
(A Development Stage Company)
Condensed Notes to Financial Statements
September 30, 2005
(Unaudited)


2.    Summary of Significant Accounting Policies (cont'd)

            In March 2005, the FASB issued FASB Staff Position ("FSP") No. 46(R)-5, "Implicit Variable Interests under FASB Interpretation No. ("FIN") 46 (revised December 2003), Consolidation of Variable
            Interest Entities" ("FSP FIN 46R-5"). FSP FIN 46R-5 provides guidance for a reporting enterprise on whether it holds an implicit variable interest in Variable Interest Entities ("VIEs") or potential VIEs when specific conditions exist. This FSP is effective in the first period beginning after March 3, 2005 in accordance with the transition provisions of FIN 46 (Revised 2003), "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51" ("FIN 46R"). The adoption of this standard is not expected to have a material impact on the Company's results of operations and financial position.

3.    Other Assets

      The components of other assets are as follows:

                                                                  September 30,
                                                                           2005
                                                                  -------------

       Deferred offer costs                                       $      26,915
       Patent properties (includes amortization of $1,985)                8,015
                                                                  -------------
                                                                  $      34,930
                                                                  =============


4.    Patent Properties

      In December 2004, the Company acquired 100% of the rights, title and interest to a patent owned by one of the Directors of the Company. The Company is committed to payment of 10% of all royalties received for the exploitation of the patent. The cost of this patent is currently recorded on the books of the Company at its historical cost and is being amortized on a straight line basis over its remaining useful life of approximately 4 years.


5.    Due to Stockholders

      The amount represents advances from two stockholders to finance working capital. It is unsecured, non-interest bearing and due on demand.

CDOOR CORPORATION
(A Development Stage Company)
Condensed Notes to Financial Statements
September 30, 2005
(Unaudited)


6.    Capital Stock

       Authorized
        50,000,000 shares of common stock, par value $0.0001

                                                                  September 30,
                                                                           2005
                                                                  -------------
       Issued and Outstanding
        2,000,000 shares of common stock                          $         200
                                                                  =============

7.    Related Party Transactions

      In the period, management salaries amounting to $20,000 were paid to the Chief Executive Officer and the Chief Financial Officer for management services performed on behalf of the Company.


8.    Commitments and Contingencies

      The Company is committed to paying royalties based on 10% of all revenues received for the exploitation of the patent as described in note 4.

                                 CDOOR CORP.
                        (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

          FOR THE PERIOD FROM NOVEMBER 18, 2004 (DATE OF INCEPTION)
                          THROUGH DECEMBER 31, 2004



                                   CONTENTS

Report of Independent Registered Public Accounting Firm                        1

Balance Sheet                                                                  2

Statement of Operations                                                        3

Statement of Stockholders' Equity                                              4

Statement of Cash Flows                                                        5

Notes to Financial Statements                                             6 - 13

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of CDoor Corp. (A Development Stage Company)


      We have audited the accompanying balance sheet of CDoor Corp. (a Delaware corporation in the development stage) as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from November 18, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDoor Corp. as of December 31, 2004, and the results of its operations and cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in the early development stages, has no business operations and has insufficient working capital to meet planned business operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       SF Partnership, LLP

Toronto, Canada                       CHARTERED ACCOUNTANTS
August 15, 2005

CDOOR CORP.
(A Development stage Company)
Balance Sheet
December 31, 2004

                                                                           2004


                                    ASSETS

Current
   Cash                                                                $  1,000
                                                                       --------

Total Current Assets                                                      1,000

Other Assets (note 3)                                                    14,390
                                                                       --------

Total Assets                                                           $ 15,390
                                                                       ========



                                 LIABILITIES
Current
   Accrued liabilities                                                 $  5,000
   Due to stockholders (note 5)                                           1,000
                                                                       --------

Total Current Liabilities                                                 6,000
                                                                       --------

Total Liabilities                                                         6,000
                                                                       --------

Commitments and Contingencies (note 8)


                             STOCKHOLDERS' EQUITY

Capital Stock (note 7)                                                      200

Additional Paid-In Capital                                               11,800

(Deficit) Accumulated during the Development Stage                       (2,610)
                                                                       --------

Total Stockholders' Equity                                                9,390
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 15,390
                                                                       ========


    (The accompanying notes are an integral part of this financial statement)

CDOOR CORP.
(A Development Stage Company)
Statement of Operations
For the Period from November 18, 2004 (Inception)
Through December 31, 2004


                                                                          From
                                                                  November 18,
                                                                          2004
                                                                   (Inception)
                                                                       through
                                                                  December 31,
                                                              2004        2004

Revenues                                                $   -       $   -
                                                        ----------------------

Expenses
   General and administrative                                2,000       2,000
   Professional fees                                           500         500
   Amortization                                                110         110
                                                        ----------------------

Loss from Operations                                        (2,610)     (2,610)

   Provision for income taxes                               -           -
                                                        ----------------------


Net Loss                                                $   (2,610) $   (2,610)
                                                        ======================

Net Loss Per Share:

Loss per share Basic and Diluted                        $     0.01
                                                        ==========


Weighted average number of common shares outstanding during the period

Basic and Diluted                                          223,616
                                                        ==========


    (The accompanying notes are an integral part of this financial statement)

CDOOR CORP.
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from November 18, 2004 (Inception)
Through December 31, 2004


                                                         (Deficit)
                                                       Accumulated
                                            Additional  During the         Total
                          Number of   Common   Paid in Development Stockholders'
                             Shares    Stock   Capital       Stage     (Deficit)
                          ------------------------------------------------------

Balance, November 18, 2004     -      $   -   $  -      $    -      $    -

Common stock issued
  for cash                  2,000,000    200      1,800      -            2,000

Acquisition of patent          -          -      10,000      -           10,000

Net loss for the period        -          -      -        (2,610)        (2,610)
                          ------------------------------------------------------

Balance, December 31, 2004  2,000,000 $  200  $  11,800 $ (2,610)   $     9,390
                          ======================================================


    (The accompanying notes are an integral part of this financial statement)

CDOOR CORP.
(A Development Stage Company)
Statement of Cash Flows
For the Period from November 18, 2004 (Inception)
Through December 31, 2004


                                                                          From
                                                                  November 18,
                                                                          2004
                                                                   (Inception)
                                                                       through
                                                                  December 31,
                                                              2004        2004
Cash Flows from Operating Activities
   Net loss                                              $  (2,610) $   (2,610)
    Amortization                                               110         110
   Changes in non-cash working capital
    Accrued liabilities                                      5,000       5,000
                                                        ----------------------

Net Cash  Provided by  Operating Activities                  2,500       2,500
                                                        ----------------------

Cash Flows from Financing Activities
   Issuance of common stock                                  2,000       2,000
   Deferred offering costs                                  (4,500)     (4,500)
   Due to stockholders                                       1,000       1,000
                                                        ----------------------


Net Cash Provided by Financing Activities                   (1,500)     (1,500)
                                                        ----------------------

Net Increase in Cash                                         1,000       1,000

Cash - beginning of  period                                 -           -
                                                        ----------------------

Cash - end of period                                    $    1,000  $    1,000
                                                        ======================

Supplemental Disclosures of Cash Flow Information

The Company had no cash flows arising from the following:

   Cash paid for interest                               $   -       $   -
                                                        ======================

   Cash paid for income taxes                           $   -       $   -
                                                        ======================

   Acquisition of patent                                $   -       $   -
                                                        ======================


    (The accompanying notes are an integral part of this financial statement)

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004


1.  Development Stage Activities and Going Concern

    Development Stage Activities

    CDoor Corp. (the "Company") was incorporated under the Laws of the State of Delaware on November 18, 2004 and has a December 31 year end. Its principal business plan is to develop a patent which is designed to develop a safety system for the doors of automobiles.

    In December 2004, the Company acquired a patent named "Car Door Safety Feature." The Patent is a safety feature which is related to the development of an injury-preventing system for doors of automobiles. The Company plans to develop a prototype of the patent and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market the safety system.

    Going Concern

    The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has been in the development stage since its formation in November 2004 and has not yet realized any revenues from its planned operations. Planned principal activities have not yet begun.

    The Company's ability to continue as a going concern is contingent upon its ability to secure financing, emerge from the research stage, complete product development and attain profitable operations.

    At December 31, 2004, the Company had a working capital deficiency of $5,000 and incurred a loss for the period of $2,610. The Stockholders have agreed to pay expenses and advance funds as the Company requires until the Company can raise funds pursuant to an SB-2 Registration Statement to be filed with the United States Securities and Exchange Commission. Once the SB-2 Registration Statement is declared effective, Management plans to seek equity financing through a public offering of its common stock. The Company intends to raise $100,000 at $0.10 per share. There can be no assurance, however, that the Company will be successful in its capital formation activities, or if successful, that the amounts raised will provide revenues sufficient to sustain the operations of the Company.

    The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004


2.  Summary of Significant Accounting Policies

    The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States. Outlined below are those policies considered particularly significant:


    a)  Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an initial maturity period of three months or less.


    b)  Fair Value of Financial Instruments

        The carrying value of the amounts due to stockholders and accrued charges approximate fair value because of the short-term maturity of these instruments.


    c)  Income Taxes

        The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards Board ("SFAS") No. 109, Accounting for Income Taxes." Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities.


    d)  Unit of Measure

        The Company's financial statements are reported in U.S. dollars as the principal operations and cash flows are conducted in US dollars.


    e)  Development Costs

        The Company has been in the development stage since its formation in November 2004 and has not yet realized any revenue from its planned operations. It is primarily engaged in the development of a prototype of a patent. When it has been determined that a prototype can be economically developed, the costs incurred to develop this prototype, will be capitalized accordingly. Development costs will be amortized over the useful life of the product following attainment of commercial production or written off if the project is abandoned.

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004

2.  Summary of Significant Accounting Policies (cont'd)


    f)  Revenue Recognition

        Licensing

        Up front licensing revenue is deferred and recognized on a straight line basis over the term which the Company maintains substantive contractual obligations. Licensing revenue upon the achievement of milestones is recognized when the underlying condition is met, the Company has no further obligations in relation to that milestone and collectability is reasonably assured. Amount received in advance of recognition are included in deferred revenue.

        Manufacturing and selling

        Manufacturing revenues and product sales are recognized when the products are delivered to the customer and collection is reasonably assured.

        Research and development

        The Company recognizes revenues from various research agreements as the contracted services are performed or when milestones are achieved, in accordance with the terms of the specific agreements. Up front payments for the use of technology where further services are to be provided or fees received on the signing of research agreements are recognized over the period of performance of the related activities. Amounts received in advance of recognition are included in deferred revenue.

        Royalties

        Royalties are recorded as income once the performance  requirements of
        the  Company  have  been   completed  and   collection  is  reasonably
        assured.


    g)  Deferred Offering Costs

        The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004


2.  Summary of Significant Accounting Policies (cont'd)


    h)  Impairment of Long-Lived Assets

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analysed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell. As described in (note 1), the long-lived assets have been valued on a going concern basis. However, substantial doubt exists as to the ability of the Company to continue as a going concern. If the Company ceases operations, the asset values may be materially impaired.


    i)  Earnings or Loss Per Share

        The Company accounts for earnings (loss) per share pursuant to SFAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

        There were no dilutive financial instruments for the period ended December 31, 2004.


    j)  Use of Estimates

        The preparation of financial statements, in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004


2.  Summary of Significant Accounting Policies (cont'd)


    k)  Concentration of Credit Risk

        The Company maintains its cash account in one commercial bank. The Company's cash account is an uninsured business checking account maintained in U.S. dollars, which totalled $2,000 at August 15, 2005.


    l)  Recent Accounting Pronouncements

        In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards ("SFAS") No. 151, "Inventory Costs, an amendment of the Accounting Review Board (ARB) No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS No. 151 are effective for inventory costs incurred in fiscal years beginning after June 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of the Accounting Principles Board
        (APB) Opinion No. 29". SFAS No. 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is to be applied prospectively, and is effective for non-monetary asset exchanges occurring in fiscal periods after the December 2004 issuance of SFAS No. 153. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004


2.  Summary of Significant Accounting Policies (cont'd)

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost of the employee services is recognized as compensation cost over the period that an employee provides service in exchange for the award. SFAS No. 123R will be effective January 1, 2006 for the Company and may be adopted using a modified prospective method or a modified retrospective method. The Company has not yet completed an analysis to quantify the exact impact the new standard will have on its future financial performance. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

        In March 2005, the FASB issued FASB Staff Position ("FSP") No. 46(R)-5, "Implicit Variable Interests under FASB Interpretation No.
        ("FIN")  46  (revised   December  2003),   Consolidation  of  Variable
        Interest Entities" ("FSP FIN 46R-5"). FSP FIN 46R-5 provides guidance for a reporting enterprise on whether it holds an implicit variable interest in Variable Interest Entities ("VIEs") or potential VIEs when specific conditions exist. This FSP is effective in the first
        period   beginning   after  March  3,  2005  in  accordance  with  the
        transition provisions of FIN 46 (Revised 2003), "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51" ("FIN 46R"). The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.


3.  Other Assets

    The components of other assets are as follows:

                                                                          2004

    Deferred Offer Costs                                          $      4,500
    Patent Properties (includes
      amortization of $110)                                              9,890
                                                                  ------------
                                                                  $     14,390
                                                                  ============


4.  Patent Properties

    In December 2004, the Company acquired 100% of the rights, title and interest to a patent owned by one of the Directors of the Company (see note 1). The Company is committed to payment of 10% of all royalties received for the exploitation of the patent. The cost of this patent is currently recorded on the books of the Company at its historical cost and is being amortized on a straight line basis over its remaining useful life of approximately 4 years.

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004


5.  Due to Stockholders

    The amount represents advances from two stockholders to finance working capital. It is unsecured, non-interest bearing and due on demand.


6.  Income Taxes

    The provision for income taxes has been computed as follows:


                                                               November 18, 2004
                                                                  (Inception) to
                                                                    December 31,
                                                                            2004

Expected income tax recovery at
 the statutory rate of 15%                                              $  (392)

Tax effect of expenses that are
 not deductible  for income tax
 purposes (net of other amounts
 deductible for tax purposes)                                                 -

Tax effect of differences
 in the timing of
 deductibility of items
 for income tax purposes:                                                     -

Valuation Allowance                                                         392
                                                                        -------

Provision for income taxes                                              $     -
                                                                        -------

The components of future income taxes are as follows:

                                                                           2004
Deferred income tax assets:
  Net operating loss carryforwards                                      $ 2,610
  Valuation allowance                                                    (2,610)
                                                                        -------


Deferred income taxes                                                   $     -
                                                                        =======


    The Company has tax losses available to be applied against future years income. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

CDOOR CORP.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004


7.  Capital Stock

      Authorized
        50,000,000 shares of common stock, par value $0.0001

                                                                          2004
      Issued and Outstanding
      2,000,000  shares of common stock                             $      200
                                                                    ==========


8.  Commitments and Contingencies

    The Company is committed to paying royalties based on 10% of all revenues received for the exploitation of the patent as described in note 4.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.


      Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.


      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

      Nature of Expense                                           Amount
      ------------------                                       -----------
      SEC Registration fee                                     $     11.77
      Accounting fees and expenses                                7,500.00*
      Legal fees and expenses                                     3,500.00*
                                                               -----------
                            TOTAL                              $ 11,011.77
                                                               ===========


--------------
* Estimated Expenses.

Item 26. Recent Sales of Unregistered Securities.


      The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.


      During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

      On December 12, 2004 we sold 1,000,000 shares to each of Messrs. Krasney and Zwebner for cash payment to us of $2,000. We believe this issuance was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Item 27. Exhibits


EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
  3.1       Articles of Incorporation of the Company*

  3.2       By-Laws of the Company*

  3.3       Form of Common Stock Certificate of the Company*

  5.1       Opinion of Legal Counsel *

  10.1      Assignment of patent rights to CDOOR Corporation*

  23.1      Consent of SF Partnership, LLP

  23.2      Consent of legal counsel (see Exhibit 5.1)*



---------
* Previously filed on Form SB-2 on September 19, 2005; file No. 333-128399 and incorporated herein by reference.

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the registrant is relying on Rule 430B:

      (i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2),
            (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES



      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel, on February 2, 2006.




                                    CDOOR CORPORATION


Date: February 2, 2006              By: /s/ Lavi Krasney
                                        ----------------------------------------
                                        Lavi Krasney
                                        Chief Executive Officer



      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Name                                 Title                      Date
------------------------   ----------------------------   ----------------

/s/  Lavi Krasney          Chief Executive Officer        February 2, 2006
------------------------    and Director
     Lavi Krasney

/s/  Asher Zwebner         Principal Accounting Officer   February 2, 2006
------------------------    Treasurer and Director
     Asher Zwebner

EXHIBIT
NUMBER      DESCRIPTION
-------     -------------

  3.1       Articles of Incorporation of the Company*

  3.2       By-Laws of the Company*

  3.3       Form of Common Stock Certificate of the Company*

  5.1       Opinion of Legal Counsel*

  10.1      Assignment of patent rights to CDOOR Corp.*

  23.1      Consent of SF Partnership, LLP

  23.2      Consent of legal counsel (see Exhibit 5.1)*



--------
* Previously filed on Form SB-2 on September 19, 2005; file No. 333-128399 and incorporated herein by reference.